Exhibit 99

News Release

	Contact:	Tim Paynter (Media)
703-280-2720 (office)
timothy.paynter@ngc.com

Todd Ernst (Investors)
703-280-4535 (office)
todd.ernst@ngc.com
Northrop Grumman Reports Third Quarter 2020 Financial Results

•	Net Awards Total $20.3 Billion; 2.2 Book to Bill

•	Total Backlog Increases to Record $81.3 Billion

•	Sales Increase 7 Percent to $9.1 Billion

•	EPS Increase 7 Percent to $5.89

•	Cash from Operations Increases 19 Percent to $1.4 Billion

•	Free Cash Flow[1] Increases 22 Percent to $1.1 Billion

•	2020 Guidance Raised; Company Now Expects Sales of $35.7 to $36 Billion, MTM-adjusted EPS[1] of $22.25 to $22.65, and Free Cash Flow[1] of $3.3 to $3.6 Billion

FALLS CHURCH, Va. – Oct. 22, 2020 – Northrop Grumman Corporation (NYSE: NOC) reported third quarter 2020 sales increased 7 percent to $9.1 billion from $8.5 billion in the third quarter of 2019. Third quarter 2020 net earnings increased 6 percent to $1.0 billion, or $5.89 per diluted share, from $933 million, or $5.49 per diluted share, in the third quarter of 2019.
"Northrop Grumman had a strong third quarter as we continue to execute our growth strategy, deliver solid program performance and focus on the well-being of our people,” said Kathy Warden, chairman, chief executive officer and president. “In both our third quarter and year to date results, we achieved higher sales, earnings and cash, while strengthening our foundation for the future with robust new business awards and a record backlog. We are pleased to offer the solutions and innovations that are being selected by our customers to enable their highest priority missions."

1 Non-GAAP measure - see definitions at the end of this earnings release.

Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com

Northrop Grumman Reports Third Quarter 2020 Financial Results	2

Consolidated Operating Results and Cash Flows

	Three Months Ended September 30				Nine Months Ended September 30
$ in millions, except per share amounts	2020	2019	Change		2020	2019	Change
Sales
Aeronautics Systems	$2,914	$2,770	5%		$8,682	$8,309	4%
Defense Systems	1,859	1,931	(4%)		5,626	5,615	—
Mission Systems	2,551	2,310	10%		7,344	6,924	6%
Space Systems	2,198	1,885	17%		6,194	5,474	13%
Intersegment eliminations	(439)	(421)			(1,259)	(1,202)
Total sales	9,083	8,475	7%		26,587	25,120	6%
Operating Income
Aeronautics Systems	294	269	9%		867	879	(1%)
Defense Systems	217	201	8%		632	617	2%
Mission Systems	370	351	5%		1,070	1,012	6%
Space Systems	224	191	17%		635	574	11%
Intersegment eliminations	(56)	(57)			(157)	(156)
Segment operating income[1]	1,049	955	10%		3,047	2,926	4%
Segment operating margin rate[1]	11.5%	11.3%	20 bps		11.5%	11.6%	(10) bps
Net FAS (service)/CAS pension adjustment	108	131	(18%)		316	346	(9%)
Unallocated corporate expense:
Intangible asset amortization and PP&E step-up depreciation	(81)	(98)	(17%)		(240)	(292)	(18%)
Other unallocated corporate expense	(91)	(37)	146%		(210)	(147)	43%
Unallocated corporate expense	(172)	(135)	27%		(450)	(439)	3%
Total operating income	$985	$951	4%		$2,913	$2,833	3%
Operating margin rate	10.8%	11.2%	(40) bps		11.0%	11.3%	(30) bps
Interest expense	(154)	(123)	25%		(433)	(398)	9%
FAS (non-service) pension benefit	302	200	51%		907	600	51%
Other, net	34	27	26%		36	82	(56%)
Earnings before income taxes	1,167	1,055	11%		3,423	3,117	10%
Federal and foreign income tax expense	181	122	48%		564	460	23%
Effective income tax rate	15.5%	11.6%	390	bps	16.5%	14.8%	170	bps
Net earnings	$986	$933	6%		$2,859	$2,657	8%
Diluted earnings per share	5.89	5.49	7%		17.05	15.60	9%
Weighted-average diluted shares outstanding, in millions	167.3	169.9	(2%)		167.7	170.3	(2%)

Net cash provided by operating activities	$1,359	$1,139	19%		$2,703	$1,833	47%
Less: capital expenditures	(287)	(257)	12%		(828)	(793)	4%
Free cash flow[1]	$1,072	$882	22%		$1,875	$1,040	80%

1	Non-GAAP measure — see definitions at the end of this earnings release.

Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com

Northrop Grumman Reports Third Quarter 2020 Financial Results	3

Sales
Third quarter 2020 sales increased $608 million, or 7 percent, due to higher sales at Space Systems, Mission Systems and Aeronautics Systems.
Operating Income and Margin Rate
Third quarter 2020 operating income increased $34 million, or 4 percent, primarily due to an increase in segment operating income, partially offset by higher unallocated corporate expense and a lower net FAS (service)/CAS pension adjustment. The increase in third quarter 2020 unallocated corporate expense is primarily due to $50 million of higher state tax expense principally related to changes in deferred state income taxes and an increase in reserves, in part, for potential unallowable costs associated with state apportionment, partially offset by $17 million of lower intangible asset amortization and PP&E step-up depreciation.
Third quarter 2020 operating margin rate declined to 10.8 percent reflecting an increase in unallocated corporate expense and lower net FAS (service)/CAS pension adjustment, partially offset by a higher segment operating margin rate.
Segment Operating Income and Margin Rate
Beginning in the second quarter of 2020, certain unallowable compensation and other costs previously included in segment operating results are now reported in Unallocated corporate expense within operating income as the company no longer considers these costs as part of management’s evaluation of segment operating performance. This change, which increased third quarter 2020 segment operating income by $10 million, has been applied retrospectively and recast results are presented in Schedule 7.
Third quarter 2020 segment operating income increased $94 million, or 10 percent, due to higher segment operating income at all four sectors. Increased costs in the quarter as a result of additional state apportionment reserves were largely offset by lower costs for health benefits and corporate overhead. Segment operating margin rate increased to 11.5 percent principally due to higher operating margin rates at Defense Systems and Aeronautics Systems, partially offset by a lower operating margin rate at Mission Systems.
Federal and Foreign Income Taxes
The third quarter 2020 effective tax rate increased to 15.5 percent from 11.6 percent in the prior year period primarily due to lower research credits, partially offset by benefits relating to foreign-derived intangible income.
Operating Cash Flows
Third quarter and year to date 2020 cash provided by operating activities increased $220 million and $870 million, respectively, principally due to improved trade working capital and higher net earnings. Third quarter and year-to-date free cash flow1 increased to $1.1 billion and $1.9 billion, respectively, after third quarter capital spending of $287 million and year-to-date capital spending of $828 million.

1 Non-GAAP measure - see definitions at the end of this earnings release.

Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com

Northrop Grumman Reports Third Quarter 2020 Financial Results	4

Awards and Backlog
Third quarter and year to date 2020 net awards totaled $20.3 billion and $43.0 billion, respectively, and backlog increased to $81.3 billion. Significant third quarter new awards include $13.3 billion for the Ground Based Strategic Deterrent EMD program, $1.9 billion for restricted programs and $0.9 billion for F-35.
Segment Operating Results
Segment operating results for the three and nine months ended Sept. 30, 2019 have been recast to reflect changes in the company’s organizational structure and reportable segments effective Jan. 1, 2020 (presented in Schedule 6). In addition, the unallowable costs change described above has been applied retrospectively in the following tables, and recast results are presented in Schedule 7.

AERONAUTICS SYSTEMS	Three Months Ended September 30%			Nine Months Ended September 30%
$ in millions	2020	2019	Change	2020	2019	Change
Sales	$2,914	$2,770	5%	$8,682	$8,309	4%
Operating income	294	269	9%	867	879	(1)%
Operating margin rate	10.1%	9.7%		10.0%	10.6%
Sales
Third quarter 2020 sales increased $144 million, or 5 percent, due to higher sales in both Manned Aircraft and Autonomous Systems. Higher volume on restricted programs, as well as E-2D and F-35 production programs, was partially offset by a COVID-19-related reduction in A350 production activity.
Operating Income
Third quarter 2020 operating income increased $25 million, or 9 percent, due to higher sales and a higher operating margin rate. Operating margin rate increased to 10.1 percent from 9.7 percent principally due to favorable overhead rate performance, which more than offset lower net EAC adjustments.

DEFENSE SYSTEMS	Three Months Ended September 30%			Nine Months Ended September 30%
$ in millions	2020	2019	Change	2020	2019	Change
Sales	$1,859	$1,931	(4)%	$5,626	$5,615	—
Operating income	217	201	8%	632	617	2%
Operating margin rate	11.7%	10.4%		11.2%	11.0%
Sales
Third quarter 2020 sales decreased $72 million, or 4 percent, due to lower sales in both Mission Readiness and Battle Management & Missile Systems. Mission Readiness sales decreased primarily due to lower volume on the Hunter sustainment program as it nears completion. Battle Management & Missile Systems sales decreased principally due to lower volume on programs nearing completion, including several small caliber ammunition programs and an international weapons program, partially offset by higher volume on the Guided Missile Launch Rocket System (GMLRS), the Advanced Anti-Radiation Guided Missile (AARGM) program and other missile products.

Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com

Northrop Grumman Reports Third Quarter 2020 Financial Results	5

Operating Income
Third quarter 2020 operating income increased $16 million, or 8 percent, due to a higher operating margin rate, partially offset by lower sales. Operating margin rate increased to 11.7 percent from 10.4 percent primarily due to improved performance on Battle Management & Missile Systems programs.

MISSION SYSTEMS	Three Months Ended September 30%			Nine Months Ended September 30%
$ in millions	2020	2019	Change	2020	2019	Change
Sales	$2,551	$2,310	10%	$7,344	$6,924	6%
Operating income	370	351	5%	1,070	1,012	6%
Operating margin rate	14.5%	15.2%		14.6%	14.6%	`
Sales
Third quarter 2020 sales increased $241 million, or 10 percent, due to higher volume in all four business areas. Airborne Sensors & Networks sales increased primarily due to higher airborne radar volume, including on the Multi-role Electronically Scanned Array (MESA) and F-35 programs. Navigation, Targeting & Survivability sales increased principally due to higher volume on self-protection programs and targeting systems, including the LITENING program. Maritime/Land Systems & Sensors sales increased primarily due to higher volume on marine systems programs and the Ground/Air Task Oriented Radar (G/ATOR) program. Cyber & Intelligence Mission Solutions sales increased principally due to higher restricted volume.
Operating Income
Third quarter 2020 operating income increased $19 million, or 5 percent, due to higher sales, partially offset by a lower operating margin rate. Operating margin rate decreased to 14.5 percent from 15.2 percent primarily due to timing of net EAC adjustments on Airborne Sensors & Networks programs and changes in contract mix on Navigation, Targeting & Survivability programs, partially offset by improved performance on Maritime/Land Systems & Sensors.

SPACE SYSTEMS	Three Months Ended September 30%			Nine Months Ended September 30%
$ in millions	2020	2019	Change	2020	2019	Change
Sales	$2,198	$1,885	17%	$6,194	$5,474	13%
Operating income	224	191	17%	635	574	11%
Operating margin rate	10.2%	10.1%		10.3%	10.5%
Sales
Third quarter 2020 sales increased $313 million, or 17 percent, due to higher sales in both Space and Launch & Strategic Missiles. Space sales were driven by higher volume on restricted programs, Next Generation Overhead Persistent Infrared (Next Gen OPIR) and NASA Artemis programs. Launch & Strategic Missiles sales reflect higher volume on launch vehicles and hypersonics programs, partially offset by lower volume on the Commercial Resupply Service (CRS) missions.
Operating Income
Third quarter 2020 operating income increased $33 million, or 17 percent, due to higher sales. Operating margin rate of 10.2 percent was comparable to the prior year period.

Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com

Northrop Grumman Reports Third Quarter 2020 Financial Results	6

Guidance
Financial guidance, as well as outlook, trends, expectations and other forward looking statements provided by the company for 2020, 2021 and beyond, reflect the company's judgment based on the information available to the company at the time of this release. The company is increasing its 2020 financial guidance based on year-to-date performance and its most current outlook for the remainder of the year. The company’s 2020 financial guidance and outlook for 2021 and beyond reflect the impacts experienced to date from the global COVID-19 pandemic (discussed in the company’s Form 10-Qs), and what the company currently anticipates, based on what the company understands today, to be the impacts on the company for the remainder of the year and beyond. The company’s updated financial guidance and outlook assume generally that the most significant adverse impacts from the pandemic on the company’s business, financial position, results of operations or cash flows occurred in the second quarter of 2020. However, the company cannot predict how the pandemic will evolve or what impact it will continue to have, and there can be no assurance that the company’s underlying assumptions are correct. As discussed more fully in the company’s Form 10-Qs (for Q1, Q2 and Q3), and among other factors, disruptions to the company’s operations (or those of its customers or supply chain), additional costs, disruptions in the market, and impacts on programs or payments relating to the global COVID-19 pandemic, today and as it may evolve, can be expected to affect the company’s ability to achieve guidance or meet expectations. In addition, the government budget, appropriations and procurement processes can impact our customers, programs and financial results. These processes, including the timing of appropriations and the occurrence of an extended continuing resolution and/or prolonged government shutdown, as well as a breach of the debt ceiling, or changes in support for our programs or in federal corporate tax rates, can impact the company's ability to achieve guidance or meet expectations.

2020 Guidance
($ in millions, except per share amounts)	As of 7/30/2020			As of 10/22/2020
Sales	35,300	—	35,600	35,700	—	36,000
Segment operating margin %[1,2]	11.3	—	11.5	11.3	—	11.5
Total net FAS/CAS pension adjustment[3]	~1,600			~1,625
Unallocated corporate expense
Intangible asset amortization & PP&E step-up depreciation	~315			~315
Other items	~250			~250
Operating margin %	10.8	—	11.0	10.8	—	11.0
Interest expense	~590			~590
Effective tax rate %	~16.5%			~16.5%
Weighted average diluted shares outstanding	~168			~168
MTM-adjusted EPS[1]	22.00	—	22.40	22.25	—	22.65
Capital expenditures	~1,350			~1,350
Free cash flow[1]	3,150	—	3,550	3,300	—	3,600

1	Non-GAAP measure - see definitions at the end of this earnings release.
2	Effective April 1, 2020, certain unallowable costs previously included in segment operating results are now reported in Unallocated corporate expense within operating income.
3
Total Net FAS/CAS pension adjustment is presented as a single amount consistent with our historical presentation, and includes $825 million of expected CAS pension cost and $800 million of expected FAS pension benefit. $410 million of FAS (service-related) pension cost is reflected in operating income and $1,210 million of FAS (non-service) pension benefit is reflected below operating income. CAS pension cost continues to be recorded in operating income.

Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com

Northrop Grumman Reports Third Quarter 2020 Financial Results	7

Sector Guidance
	As of 7/30/2020	As of 10/22/2020
Aeronautics Systems
Sales $B	Low to Mid 11	Mid 11
OM Rate	~10%	~10%
Defense Systems
Sales $B	Mid 7	Mid 7
OM Rate	Mid 10%	~11%
Mission Systems
Sales $B	High 9	High 9
OM Rate	Low to Mid 14%	Mid 14%
Space Systems
Sales $B	Low 8	Mid 8
OM Rate	Low to Mid 10%	Low 10%

Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com

Northrop Grumman Reports Third Quarter 2020 Financial Results	8

About Northrop Grumman
Northrop Grumman will webcast its earnings conference call at 9:00 a.m. Eastern Time on Oct. 22, 2020. A live audio broadcast of the conference call will be available on the investor relations page of the company’s website at www.northropgrumman.com.
Northrop Grumman solves the toughest problems in space, aeronautics, defense and cyberspace to meet the ever evolving needs of our customers worldwide. Our 90,000 employees define possible every day using science, technology and engineering to create and deliver advanced systems, products and services.

###
Forward-Looking Statements
This earnings release and the information we are incorporating by reference, and statements to be made on the earnings conference call, contain or may contain statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “will,” “expect,” “anticipate,” “intend,” “may,” “could,” “should,” “plan,” “project,” “forecast,” “believe,” “estimate,” “guidance,” “outlook,” “trends,” “goals” and similar expressions generally identify these forward-looking statements.
Forward-looking statements include, among other things, statements relating to our future financial condition, results of operations and/or cash flows. Forward-looking statements are based upon assumptions, expectations, plans and projections that we believe to be reasonable when made, but which may change over time. These statements are not guarantees of future performance and inherently involve a wide range of risks and uncertainties that are difficult to predict. Specific risks that could cause actual results to differ materially from those expressed or implied in these forward-looking statements include, but are not limited to, those identified and discussed more fully in the section entitled “Risk Factors” in the Form 10-K for the year ended December 31, 2019, the section entitled “Risk Factors” in the Form 10-Q for the quarter ended March 31, 2020 and from time to time in our other filings with the Securities and Exchange Commission (SEC). These risks and uncertainties are amplified by the global COVID-19 pandemic, which has caused and will continue to cause significant challenges, instability and uncertainty. They include:

•
the impact of the COVID-19 outbreak or future epidemics on our business, including the potential for worker absenteeism, facility closures, work slowdowns or stoppages, supply chain disruptions, program delays, our ability to recover costs under contracts, changing government funding and acquisition priorities and processes, changing government payment rules and practices, and potential impacts on access to capital, the markets and the fair value of our assets

•	our dependence on the U.S. government for a substantial portion of our business

•	significant delays or reductions in appropriations for our programs, and U.S. government funding and program support more broadly

•	investigations, claims, disputes, enforcement actions, litigation and/or other legal proceedings

•	the use of estimates when accounting for our contracts and the effect of contract cost growth and/or changes in estimated contract revenues and costs

Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com

Northrop Grumman Reports Third Quarter 2020 Financial Results	9

•	our exposure to additional risks as a result of our international business, including risks related to geopolitical and economic factors, suppliers, laws and regulations

•	the improper conduct of employees, agents, subcontractors, suppliers, business partners or joint ventures in which we participate and the impact on our reputation and our ability to do business

•	cyber and other security threats or disruptions faced by us, our customers or our suppliers and other partners

•	the performance and financial viability of our subcontractors and suppliers and the availability and pricing of raw materials and components

•
changes in procurement and other laws, regulations, contract terms and practices applicable to our industry, findings by the U.S. government as to our compliance with such requirements, and changes in our customers’ business practices globally

•	increased competition within our markets and bid protests

•	the ability to maintain a qualified workforce with the required security clearances and requisite skills

•
our ability to meet performance obligations under our contracts, including obligations that require innovative design capabilities, are technologically complex, require certain manufacturing expertise or are dependent on factors not wholly within our control

•	environmental matters, including unforeseen environmental costs and government and third party claims

•	natural disasters

•	health epidemics, pandemics and similar outbreaks, including the global COVID-19 pandemic

•	the adequacy and availability of our insurance coverage, customer indemnifications or other liability protections

•
products and services we provide related to hazardous and high risk operations, including the production and use of such products, which subject us to various environmental, regulatory, financial, reputational and other risks

•
the future investment performance of plan assets, changes in actuarial assumptions associated with our pension and other postretirement benefit plans and legislative or other regulatory actions impacting our pension and postretirement benefit obligations

•	our ability appropriately to exploit and/or protect intellectual property rights

•	our ability to develop new products and technologies and maintain technologies, facilities, and equipment to win new competitions and meet the needs of our customers

•	unanticipated changes in our tax provisions or exposure to additional tax liabilities

•	changes in business conditions that could impact business investments and/or recorded goodwill or the value of other long-lived assets
You are urged to consider the limitations on, and risks associated with, forward-looking statements and not unduly rely on the accuracy of forward-looking statements. These forward-looking statements speak only as of the date this earnings release is first issued or, in the case of any document incorporated by reference, the date of that document. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com

Northrop Grumman Reports Third Quarter 2020 Financial Results	10

This release and the attachments also contain non-GAAP financial measures. A reconciliation to the nearest GAAP measure and a discussion of the company’s use of these measures are included in this release or the attachments.

Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com

Northrop Grumman Reports Third Quarter 2020 Financial Results	11

SCHEDULE 1
NORTHROP GRUMMAN CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS AND COMPREHENSIVE INCOME
(Unaudited)

	Three Months Ended September 30		Nine Months Ended September 30
$ in millions, except per share amounts	2020	2019	2020	2019
Sales
Product	$6,667	$5,997	$19,325	$17,605
Service	2,416	2,478	7,262	7,515
Total sales	9,083	8,475	26,587	25,120
Operating costs and expenses
Product	5,346	4,777	15,425	13,955
Service	1,897	1,971	5,774	6,012
General and administrative expenses	855	776	2,475	2,320
Operating income	985	951	2,913	2,833
Other (expense) income
Interest expense	(154)	(123)	(433)	(398)
FAS (non-service) pension benefit	302	200	907	600
Other, net	34	27	36	82
Earnings before income taxes	1,167	1,055	3,423	3,117
Federal and foreign income tax expense	181	122	564	460
Net earnings	$986	$933	$2,859	$2,657

Basic earnings per share	$5.91	$5.52	$17.11	$15.67
Weighted-average common shares outstanding, in millions	166.8	169.1	167.1	169.6
Diluted earnings per share	$5.89	$5.49	$17.05	$15.60
Weighted-average diluted shares outstanding, in millions	167.3	169.9	167.7	170.3

Net earnings (from above)	$986	$933	$2,859	$2,657
Other comprehensive loss
Change in unamortized prior service credit, net of tax	(10)	(12)	(31)	(35)
Change in cumulative translation adjustment and other, net	6	—	7	—
Other comprehensive loss, net of tax	(4)	(12)	(24)	(35)
Comprehensive income	$982	$921	$2,835	$2,622

Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com

Northrop Grumman Reports Third Quarter 2020 Financial Results	12

SCHEDULE 2
NORTHROP GRUMMAN CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL POSITION
(Unaudited)

$ in millions, except par value	September 30, 2020	December 31, 2019
Assets
Cash and cash equivalents	$4,995	$2,245
Accounts receivable, net	1,958	1,326
Unbilled receivables, net	5,723	5,334
Inventoried costs, net	853	783
Prepaid expenses and other current assets	1,023	997
Total current assets	14,552	10,685
Property, plant and equipment, net of accumulated depreciation of $6,259 for 2020 and $5,850 for 2019	7,187	6,912
Operating lease right-of-use assets	1,479	1,511
Goodwill	18,711	18,708
Intangible assets, net	844	1,040
Deferred tax assets	188	508
Other non-current assets	1,811	1,725
Total assets	$44,772	$41,089

Liabilities
Trade accounts payable	$2,197	$2,226
Accrued employee compensation	1,847	1,865
Advance payments and billings in excess of costs incurred	2,235	2,237
Other current liabilities	3,830	3,106
Total current liabilities	10,109	9,434
Long-term debt, net of current portion of $1,806 for 2020 and $1,109 for 2019	14,260	12,770
Pension and other postretirement benefit plan liabilities	6,389	6,979
Operating lease liabilities	1,292	1,308
Deferred tax liabilities	39	—
Other non-current liabilities	2,216	1,779
Total liabilities	34,305	32,270

Shareholders’ equity
Preferred stock, $1 par value; 10,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $1 par value; 800,000,000 shares authorized; issued and outstanding: 2020—166,715,510 and 2019—167,848,424	167	168
Paid-in capital	27	—
Retained earnings	10,394	8,748
Accumulated other comprehensive loss	(121)	(97)
Total shareholders’ equity	10,467	8,819
Total liabilities and shareholders’ equity	$44,772	$41,089

Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com

Northrop Grumman Reports Third Quarter 2020 Financial Results	13

SCHEDULE 3
NORTHROP GRUMMAN CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Nine Months Ended September 30
$ in millions	2020	2019
Operating activities
Net earnings	$2,859	$2,657
Adjustments to reconcile to net cash provided by operating activities:
Depreciation and amortization	922	924
Stock-based compensation	61	93
Deferred income taxes	369	24
Changes in assets and liabilities:
Accounts receivable, net	(632)	(663)
Unbilled receivables, net	(386)	(778)
Inventoried costs, net	(70)	(156)
Prepaid expenses and other assets	(122)	(81)
Accounts payable and other liabilities	283	320
Income taxes payable, net	111	(34)
Retiree benefits	(704)	(422)
Other, net	12	(51)
Net cash provided by operating activities	2,703	1,833

Investing activities
Capital expenditures	(828)	(793)
Other, net	—	8
Net cash used in investing activities	(828)	(785)

Financing activities
Net proceeds from issuance of long-term debt	2,239	—
Payments of long-term debt	(27)	(500)
Payments to credit facilities	(13)	(31)
Net borrowings on commercial paper	—	201
Common stock repurchases	(490)	(444)
Cash dividends paid	(711)	(658)
Payments of employee taxes withheld from share-based awards	(66)	(63)
Other, net	(57)	(5)
Net cash provided by (used in) financing activities	875	(1,500)
Increase (decrease) in cash and cash equivalents	2,750	(452)
Cash and cash equivalents, beginning of year	2,245	1,579
Cash and cash equivalents, end of period	$4,995	$1,127

Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com

Northrop Grumman Reports Third Quarter 2020 Financial Results	14

SCHEDULE 4
NORTHROP GRUMMAN CORPORATION
TOTAL BACKLOG
(Unaudited)

	September 30, 2020			December 31, 2019	% Change in 2020
$ in millions	Funded[1]	Unfunded	Total Backlog[2]	Total Backlog[2]
Aeronautics Systems	$11,802	$11,760	$23,562	$26,021	(9%)
Defense Systems	6,793	1,350	8,143	8,481	(4%)
Mission Systems	9,679	4,185	13,864	14,226	(3%)
Space Systems	5,066	30,620	35,686	16,112	121%
Total backlog	$33,340	$47,915	$81,255	$64,840	25%

[1]	Funded backlog represents firm orders for which funding is authorized and appropriated.
[2]	Total backlog excludes unexercised contract options and indefinite delivery, indefinite quantity (IDIQ) contracts until the time the option or IDIQ task order is exercised or awarded.

Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com

Northrop Grumman Reports Third Quarter 2020 Financial Results	15

SCHEDULE 5
NORTHROP GRUMMAN CORPORATION
SUPPLEMENTAL PER SHARE INFORMATION
(Unaudited)

	Three Months Ended September 30		Nine Months Ended September 30
$ in millions, except per share amounts	2020	2019	2020	2019
Per share impact of total net FAS/CAS pension adjustment
Net FAS (service)/CAS pension adjustment	$108	$131	$316	$346
FAS (non-service) pension benefit	302	200	907	600
Total net FAS/CAS pension adjustment	410	331	1,223	946
Tax effect[1]	(86)	(70)	(257)	(199)
After-tax impact	$324	$261	$966	$747
Weighted-average diluted shares outstanding, in millions	167.3	169.9	167.7	170.3
Per share impact	$1.94	$1.54	$5.76	$4.39

Per share impact of intangible asset amortization and PP&E step-up depreciation
Intangible asset amortization and PP&E step-up depreciation	$(81)	$(98)	$(240)	$(292)
Tax effect[1]	17	21	50	61
After-tax impact	$(64)	$(77)	$(190)	$(231)
Weighted-average diluted shares outstanding, in millions	167.3	169.9	167.7	170.3
Per share impact	$(0.38)	$(0.45)	$(1.13)	$(1.36)

[1]	Based on a 21% statutory tax rate.

Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com

Northrop Grumman Reports Third Quarter 2020 Financial Results	16

SCHEDULE 6
NORTHROP GRUMMAN CORPORATION
REALIGNED SEGMENTS
SUMMARY OPERATING RESULTS
(Unaudited)

	SALES							SEGMENT OPERATING INCOME[1]
	2017	2018	2019	2019				2017	2018	2019	2019
	Total	Total	Total	Three Months Ended				Total	Total	Total	Three Months Ended
($ in millions)	Year	Year	Year	Mar 31	Jun 30	Sep 30	Dec 31	Year	Year	Year	Mar 31	Jun 30	Sep 30	Dec 31
AS REPORTED[2]
Aerospace Systems	$12,131	$13,096	$13,862	$3,496	$3,390	$3,458	$3,518	$1,289	$1,411	$1,434	$382	$361	$324	$367
Innovation Systems	—	3,276	6,119	1,438	1,498	1,584	1,599	—	343	671	167	169	164	171
Mission Systems	11,470	11,709	12,263	2,886	3,128	3,029	3,220	1,442	1,520	1,639	383	408	398	450
Technology Services	4,687	4,297	4,110	977	1,044	1,067	1,022	449	443	457	102	113	136	106
Intersegment eliminations	(2,284)	(2,283)	(2,513)	(608)	(604)	(663)	(638)	(277)	(270)	(292)	(67)	(73)	(82)	(70)
Total	$26,004	$30,095	$33,841	$8,189	$8,456	$8,475	$8,721	$2,903	$3,447	$3,909	$967	$978	$940	$1,024

REALIGNED[3]
Aeronautics Systems	$9,040	$10,293	$11,116	$2,818	$2,721	$2,770	$2,807	$848	$1,107	$1,170	$308	$295	$265	$302
Defense Systems	5,479	6,612	7,495	1,768	1,916	1,931	1,880	534	690	781	202	209	199	171
Mission Systems	8,460	8,949	9,410	2,210	2,404	2,310	2,486	1,157	1,215	1,382	319	332	346	385
Space Systems	4,719	5,845	7,425	1,801	1,788	1,885	1,951	578	635	781	188	191	187	215
Intersegment eliminations	(1,694)	(1,604)	(1,605)	(408)	(373)	(421)	(403)	(214)	(200)	(205)	(50)	(49)	(57)	(49)
Total	$26,004	$30,095	$33,841	$8,189	$8,456	$8,475	$8,721	$2,903	$3,447	$3,909	$967	$978	$940	$1,024

1	Non-GAAP metric - see definitions at the end of this earnings release.
2
“As reported” summary operating results for the years ended December 31, 2017, 2018 and 2019 and the three months ended March 31, June 30, September 30 and December 31, 2019 reflects our former organizational structure and reportable segments and were previously disclosed in the company’s filings with the SEC.

3
“Realigned” summary operating results for the years ended December 31, 2017, 2018 and 2019 and the three months ended March 31, June 30, September 30 and December 31, 2019 were recast to reflect the changes in the company’s organizational structure and reportable segments effective January 1, 2020 as described in the company’s Form 8-K filed with the SEC on April 29, 2020. The four current sectors are Aeronautics Systems, Defense Systems, Mission Systems, and Space Systems. The segment operating income amounts have been further recast to reflect a change in unallowable costs included in management's evaluation of segment operating performance effective April 1, 2020. See Schedule 7 of this earnings release for additional recast information related to this change.

Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com

Northrop Grumman Reports Third Quarter 2020 Financial Results	17

SCHEDULE 7
NORTHROP GRUMMAN CORPORATION
REALIGNED AND RECAST SEGMENTS
SUMMARY OPERATING RESULTS
(Unaudited)

	2017	2018	2019	2019				2020
	Total	Total	Total	Three Months Ended
($ in millions)	Year	Year	Year	Mar 31	Jun 30	Sep 30	Dec 31	Mar 31
REALIGNED[2]
Aeronautics Systems	$848	$1,107	$1,170	$308	$295	$265	$302	$259
Defense Systems	534	690	781	202	209	199	171	196
Mission Systems	1,157	1,215	1,382	319	332	346	385	348
Space Systems	578	635	781	188	191	187	215	199
Intersegment eliminations	(214)	(200)	(205)	(50)	(49)	(57)	(49)	(49)
Total segment operating income[1]	$2,903	$3,447	$3,909	$967	$978	$940	$1,024	$953
Net FAS (service)/CAS pension adjustment	638	613	465	108	107	131	119	105
Unallocated corporate expense	(323)	(280)	(405)	(139)	(139)	(120)	(7)	(124)
Total operating income	$3,218	$3,780	$3,969	$936	$946	$951	$1,136	$934

REALIGNED AND RECAST[3]
Aeronautics Systems	$859	$1,128	$1,188	$311	$299	$269	$309	$263
Defense Systems	539	697	793	204	212	201	176	198
Mission Systems	1,179	1,245	1,408	323	338	351	396	353
Space Systems	582	644	794	190	193	191	220	202
Intersegment eliminations	(214)	(200)	(205)	(50)	(49)	(57)	(49)	(49)
Total segment operating income[1]	$2,945	$3,514	$3,978	$978	$993	$955	$1,052	$967
Net FAS (service)/CAS pension adjustment	638	613	465	108	107	131	119	105
Unallocated corporate expense	(365)	(347)	(474)	(150)	(154)	(135)	(35)	(138)
Total operating income	$3,218	$3,780	$3,969	$936	$946	$951	$1,136	$934

1	Non-GAAP metric - see definitions at the end of this earnings release.
2
“Realigned” summary operating results for the years ended December 31, 2017, 2018 and 2019 and the three months ended March 31, June 30, September 30 and December 31, 2019, as well as March 31, 2020, were recast to reflect the changes in the company’s organizational structure and reportable segments effective January 1, 2020 as described in the company’s Form 8-K filed with the SEC on April 29, 2020.

3
“Realigned and recast” summary operating results for the years ended December 31, 2017, 2018 and 2019 and the three months ended March 31, June 30, September 30 and December 31, 2019, as well as March 31, 2020, were further recast to reflect the change in unallowable costs included in management's evaluation of segment operating performance effective April 1, 2020 as described in this earnings release.

Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com

Northrop Grumman Reports Third Quarter 2020 Financial Results	18

Non-GAAP Financial Measures Disclosure: This earnings release contains non-GAAP (accounting principles generally accepted in the United States of America) financial measures, as defined by SEC Regulation G and indicated by a footnote in the text of the release. Definitions for the non-GAAP measures are provided below and reconciliations are provided in the body of the release. Other companies may define these measures differently or may utilize different non-GAAP measures.
MTM-adjusted diluted EPS: Diluted earnings per share excluding the per share impact of MTM (expense) benefit and related tax impacts. This measure may be useful to investors and other users of our financial statements as a supplemental measure in evaluating the company’s underlying financial performance per share by presenting the company’s diluted earnings per share results before the non-operational impact of pension and OPB actuarial gains and losses.
Segment operating income and segment operating margin rate: Segment operating income, as reconciled in the “Consolidated Operating Results and Cash Flows” table within the body of this release, and segment operating margin rate (segment operating income divided by sales) reflect total earnings from our four segments, including allocated pension expense we have recognized under CAS, and excluding unallocated corporate items and FAS pension expense. These measures may be useful to investors and other users of our financial statements as supplemental measures in evaluating the financial performance and operational trends of our sectors. These measures should not be considered in isolation or as alternatives to operating results presented in accordance with GAAP.
Free cash flow: Net cash provided by operating activities less capital expenditures. We use free cash flow as a key factor in our planning for, and consideration of, acquisitions, stock repurchases and the payment of dividends. This measure may be useful to investors and other users of our financial statements as a supplemental measure of our cash performance, but should not be considered in isolation, as a measure of residual cash flow available for discretionary purposes, or as an alternative to operating cash flows presented in accordance with GAAP. Free cash flow is reconciled in the “Consolidated Operating Results and Cash Flows” table within the body of this release.

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Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com